UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	May 20, 2005

HyperFeed Technologies, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	0-13093	36-3131704
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

300 South Wacker Drive, Suite 300, Chicago, Illinois		60606
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	312-913-2800

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01. Entry into a Material Definitive Agreement.

On May 20, 2005, HyperFeed Technologies, Inc., a Delaware corporation (the "Company"), entered into an exclusive agreement with Reuters Limited, a corporation organized under the laws of England and Wales ("Reuters"), and Moneyline Telerate, a Delaware corporation ("Telerate"), to license globally in perpetuity the source code for both Telerate's Trading Room System (TRS) and Telerate's Active8 technology.

The Company will seek from the Commission confidential treatment of certain portions of the agreement in connection with the filing by the Company of the agreement as an exhibit to its Quarterly Report on Form 10-Q for the period ended June 30, 2005. The agreement will become effective only upon the closing of the acquisition of Telerate by Reuters, which is expected to occur in the second quarter of 2005. Telerate is a former customer of the Company.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HyperFeed Technologies, Inc.

June 2, 2005	By:	Randall J. Frapart

Name: Randall J. Frapart
Title: Chief Financial Officer